Exhibit 3.1

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

of

XL GROUP PUBLIC LIMITED COMPANY

Incorporated the 12th day of March 2010

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

XL GROUP PUBLIC LIMITED COMPANY
(as amended by special resolutions dated 13 May 2010 and 16 June 2010)

1.	The name of the Company is XL Group Public Limited Company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

3.1

To carry on the business of an investment and holding company in all of its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, reversionary interests, annuities, policies of assurance, certificates of deposit, treasury bills, trade bills, bank acceptances, bills of exchange, fixed rate securities, variable or floating rate securities, and securities of all kinds created, issued or guaranteed by any government, sovereign, ruler, commissioners, body or authority, supreme, state, municipal, local, supranational or otherwise, in any part of the world, or by any corporation, bank, association or partnership, whether with limited or unlimited liability constituted or carrying on business or activities in any part of the world, units of or participation in any unit trust scheme, mutual fund or collective investment scheme in any part of the world, policies of insurance and assurance, domestic and foreign currency and any present or future rights and interests to or in any of the foregoing and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; to subscribe for the same either conditionally or otherwise; to enter into underwriting, stocklending and repurchase and similar contracts with respect thereto, to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof and from time to time to sell, exchange, lend, vary or dispose of and grant and dispose of options over any of the foregoing, to acquire, dispose of, invest in and hold by way of investment any derivative instrument relating to any of the foregoing and to deposit money (or place money on current account) with such persons in such currencies and otherwise on such terms as may seem expedient and to do all of the foregoing as principal, agent or broker; and

to vary any of the investments of the Company; to establish, carry on, develop and extend investments and holdings and to sell, dispose of or otherwise turn the same to account and to coordinate the policy and administration of any corporations of which the Company is a member or which are in any manner controlled by or connected with the Company.

3.2

To exercise and enforce all rights and powers conferred to or incidental upon the ownership of any shares, stock obligations or other securities acquired by the Company including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any corporation in which the Company is interested upon such terms as may be thought fit.

3.3

To acquire any such shares and other securities as are mentioned in the preceding paragraphs by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.4

To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any corporation or corporations now or hereafter incorporated or acquired which may be or may become a Group Company of, or an Affiliate of or to any corporation or corporations now or hereafter incorporated or acquired (which are not Group Companies) with which the Company may be or may become associated.

3.5

To provide financing and financial investment, management and advisory services to any Group Company or Affiliate, which shall include granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company or Affiliate and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company or Affiliate by such bank.

3.6	To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.

3.7

To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

3.8	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.

3.9

To apply for, register, purchase, lease, acquire, hold, use, control, license, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

3.10

To enter into partnership, merger, consolidation, amalgamation or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

3.11

To take or otherwise acquire and hold securities in any other corporation, including securities of XL Capital Ltd, an exempted company organized under the laws of the Cayman Islands, having objects altogether or in part similar to those of the Company or any Group Company or carrying on any business capable of being conducted so as to benefit the Company or any Group Company.

3.12

To lend money to any employee or to any person having dealings with the Company or any Group Company or with whom the Company or any Group Company proposes to have dealings or to any other corporation (including any Group Company) any of whose shares are held directly or indirectly by the Company or any Group Company.

3.13

To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority, corporation or public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments, authorities or public bodies, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

3.14	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.15	To incorporate or cause to be incorporated any one or more subsidiaries (within the meaning of Section 155 of the Companies Act 1963) of the Company for the purpose of carrying on any business.

3.16	To issue securities of the Company (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities) directly to any employees of the Company or Group Company, in consideration for employment or other services performed by those employees and to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors or consultants or former employees, directors or consultants of the Company or its predecessors or any Group Companies or Affiliates, or the dependants or connected persons of such employees, directors or consultants or former employees, directors or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes or employee share schemes, enabling employees, directors or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.17

To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees or the employees of any Group Companies or Affiliates and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any Group Companies or Affiliates to enable them to purchase shares of the Company.

3.18

To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.19	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company or of any Group Company or Affiliate of shares in the Company.

3.20	To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.

3.21

To promote any corporation for the purpose of acquiring or taking over any of the property and liabilities of the Company or any Group Company or Affiliate or for any other purpose that may benefit the Company or any Group Company or Affiliate.

3.22	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

3.23	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.24	To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories,

warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company or any Group Company or Affiliate and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.

3.25

To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

3.26

To borrow or raise finance or secure the payment of money (including money in a currency other than the currency of Ireland) in such manner as the Company shall think fit and in particular by the issue of debentures or any other securities (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities), perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its unissued capital or otherwise and to purchase, redeem or pay off any such securities.

3.27

To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.28

To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.29

To remunerate any person or corporation for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or of any Group Company or Affiliate or in or about the formation or promotion of the Company, any Group Companies or Affiliate or the conduct of their business.

3.30	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

3.31	To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.

3.32	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.

3.33

To adopt such means of making known the products of the Company or of any Group Company or Affiliate as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.34

To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.35

To allot and issue fully-paid shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company or any Group Company.

3.36

To distribute among the members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, subject always to the provisions of the Companies Acts 1963 to 2009 and any other applicable law.

3.37

To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or any Group Companies or its or their employees and to subscribe to any association or fund for any such purposes.

	3.38	To establish agencies and branches.

3.39

To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothecation, lien or charge.

	3.40	To pay all costs and expenses of or incidental to the incorporation and organization of the Company.

	3.41	To invest and deal with the moneys of the Company not immediately required for the other objects of the Company in such manner as may be determined.

	3.42	To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

	3.43	To do all such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company.

3.44

To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.45

To receive voluntary dispositions of all or any part of the property and rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.46

To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purchase of shares in or debentures of the Company or any corporation which is at any given time the Company’s holding company.

3.47

To carry on any other business, except the issuing of policies of insurance, which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

4.	The liability of the members is limited.

5.

The share capital of the Company is €40,000 and US$9,999,900 divided into 40,000 Subscriber Shares of €1 each, 500,000,000 Ordinary Shares of US$0.01 each and 499,990,000 Undesignated Shares of US$0.01 each.

6.

For the purposes of this memorandum of association, (a) the terms “corporation”, “Group Company” and “Affiliate” have the meanings ascribed to such terms in the articles of association of the Company, (b) the words “including” and “includes” shall be deemed to be followed by the words “ without limitation,” and (c) unless a clear contrary intention appears, the word “or” shall be deemed to be used in the inclusive sense of “and/or.”

7.

The objects specified in each paragraph of clause 3 of this memorandum of association shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph in that clause.

          We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of Subscribers	Number of shares taken by each Subscriber

XL Capital Ltd	One
5 Fort Street
Grand Cayman
Cayman Islands
British West Indies

Limited Liability Company

Dated

Witness to the above signature:
Name:

Address:

Companies Acts 1963 to 2009
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
of
XL GROUP PUBLIC LIMITED COMPANY

SERVICE OF NOTICES AND OTHER DOCUMENTS	54
SHAREHOLDER RIGHTS PLAN	56
WINDING UP	56
INDEMNIFICATION	57
ALTERATION OF ARTICLES	59

PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

2.	In these articles, unless the context otherwise requires:

“1963 Act” means the Companies Act 1963;

“1983 Act” means the Companies (Amendment) Act 1983;

“1990 Act” means the Companies Act 1990;

“address” includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person;

“Assistant Secretary” means any person appointed and so designated by the Secretary or the Board to assist the Secretary (and specific references in these articles to functions that may be performed by an Assistant Secretary do not limit such general role of assisting the Secretary);

“Auditor” or “Auditors” means the auditor or auditors at any given time of the Company;

“beneficial ownership” means “beneficial ownership” as that term is defined in Rule 13d-3 promulgated under the Exchange Act and “beneficial owner” and “beneficially own” and variants thereof, will be interpreted accordingly;

“Board” means the board of directors at any given time of the Company;

“clear days” means, for purposes of any period of notice required to be given under these articles, the days between (and in each case excluding) (i) the day when the notice is given or deemed to be given and (ii) the day of the event for which such notice is given or on which such notice is to take effect;

“Companies Acts” means the Companies Acts 1963 to 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with such Acts;

“Company” means the company whose name appears in the heading to these articles;

“Controlled Shares” in reference to any person means: (i) all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986 of the United States of America; and (ii) all shares of the Company directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d) (3) of the Exchange Act;

“corporation” means any body corporate, corporation, company, partnership, limited liability company or other legal entity;

“Covered Arrangement” means, with respect to any person and as of any date, any agreement, arrangement or understanding (including any swaps or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such person or its Affiliates is, directly or indirectly, a party as of such date (A) with respect to shares of the Company or (B) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such person or any of its Affiliates with respect to securities of the Company or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any securities of the Company (other than, in each such case, interests in investment companies registered under the Investment Company Act of 1940 of the United States of America);

“Director” means a director at any given time of the Company;

“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000;

“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000;

“EUR”, “€” and “euro” mean the currency of Ireland;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America;

“Governmental Entity” means any government or subdivision thereof, or governmental, judicial, legislative, tax, administrative or regulatory authority or body, whether of Ireland or elsewhere;

“Group Company” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

“Ordinary Resolution” means a resolution of the Shareholders passed by a simple majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote (or, if in writing, signed by all of the Shareholders entitled to attend and vote) at such meeting;

“Ordinary Shares” means ordinary shares of nominal value US$0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;

“Paid Up” means paid up or credited as paid up;

“person entitled by transmission” means a person whose entitlement to a share arises in consequence of the death or bankruptcy of a Shareholder or in any way other than by transfer;

“Redeemable Shares” means shares in the capital of the Company that are redeemable in accordance with the provisions of these articles or the terms of issue of such class or series of shares;

“Register” means the register of members of the Company;

“Registered Office” means the registered office at any given time of the Company;

“Seal” means the common seal of the Company and includes any duplicate seal, securities seal or seal for use abroad;

“Secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries;

“Share” or “share” means, unless specified otherwise or the context otherwise requires, any share in the capital of the Company;

“Shareholder” means in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares;

“Special Resolution” means a special resolution of the Shareholders within the meaning of Section 141 of the 1963 Act;

“Subscriber Shares” means the shares of nominal value €1 per share having the rights and being subject to the limitations set out in these articles;

“subsidiary” and “holding company” have the meanings given to those words in Section 155 of the 1963 Act, except that references in that Section to a company shall include any corporation or other legal entity, whether incorporated or established in Ireland or elsewhere;

“Undesignated Shares” means the shares of nominal value US$0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having such rights and being subject to such limitations as may be attached to them pursuant to article 6;

“US dollars” or “US$” means United States dollars, the currency of the United States of America;

“Variation Resolution” means a resolution of the Shareholders of any class or series of Shares (1) passed by a two-thirds majority of those present in person or by proxy at a separate meeting of the Shareholders of such class or series of Shares and who are entitled to attend and vote at such meeting or (2) in writing signed by all of the Shareholders of such class or series of Shares.

3.	For the purposes of these articles, unless specified otherwise, a contrary intention appears or the context otherwise requires:

	(a)	a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these articles or the Companies Acts, is present;

	(b)	words importing only the singular number include the plural number and vice versa, and words importing only one gender include the other gender;

	(c)	the words “including” and “includes” and any similar words shall be deemed to be followed by the words “without limitation”;

	(d)	the word “or” shall be deemed to be used in the inclusive sense of “and/or”;

(e)

except as otherwise specified, the words “herein” and “hereof” and words of similar import shall be deemed to refer to these articles as a whole rather than to any particular portion of these articles;

(f)

references to the “terms of issue” of Shares shall be deemed to mean the terms of issue of those Shares (including, where applicable, the rights attaching to such Shares as set out in these articles) as they may be varied from time to time in accordance with these articles;

	(g)	references to a person include any natural person, corporation or other body of persons, whether corporate or not, any trust and any Governmental Entity;

	(h)	references to writing shall be construed as including references to printing, lithography, photography, electronic mail and any other modes of representing or reproducing words in a visible form;

(i)

a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(j)

references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(k)

references to a dividend include any dividend or distribution, in cash or by the distribution of assets, paid or distributed to Shareholders out of the profits of the Company available for distribution;

	(l)	any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these articles, have the same meaning in these articles;

	(m)	any reference to any specific statute, statutory provision, Act, statutory instrument and other legislation is to legislation operative in Ireland unless otherwise specified;

(n)

except as otherwise specified herein, (i) any reference to any statute, statutory provision, Act, statutory instrument or other legislation (whether of Ireland or elsewhere) includes a reference to any modification or re-enactment of it as then in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and then in force, and (ii) any reference to any rule, regulation or order made under any statute, statutory provision, Act, statutory instrument or other legislation includes a reference to any modification or replacement of such rule, regulation or order then in force;

(o)

the provisions of these articles shall insofar as they relate to any right of Shareholders to receive notice of, attend and vote at general meetings (or pass resolutions in writing in lieu of a vote at a general meeting), relate only to holders of Ordinary Shares or any other class or series of shares which, by virtue of these articles or the terms of the issue of such shares, expressly carry the general right to vote at general meetings of the Company and exclude shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred) and any provision of these articles relating to Special Resolutions, Ordinary Resolutions and the respective voting and approval thresholds attaching thereto will be interpreted accordingly.

REGISTERED OFFICE

4.	The Registered Office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL AND VARIATION OF RIGHTS

5.	(a)

Without prejudice to the power of the Board to issue and allot shares pursuant to the following articles, the authorised share capital of the Company at the date of adoption of these articles is €40,000 and US$9,999,900, divided into 40,000 Subscriber Shares of €1 each, 500,000,000 Ordinary Shares of US$0.01 each and 499,990,000 Undesignated Shares of US$0.01 each.

	(b)	The Ordinary Shares shall entitle the holders thereof to the following rights:

(i) as regards dividends:

after making all necessary provisions, where relevant, for payment of any preference dividend in respect of any preference shares in the Company then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holdings of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(ii)	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any preference shares in the Company then in issue, having preference rights on a return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(iii)	as regards voting in general meetings:

subject to the provisions of article 44 and the right of the Company to set record dates for the purpose of determining the identity of Shareholders entitled to notice of or vote at a general meeting, (A) the holders of the Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; and (B) every holder of Ordinary Shares present in person or by proxy shall have one vote for each Ordinary Share held by him;

(iv)	as regards redemption:

(A) if an Ordinary Share is not listed on a recognised stock exchange within the meaning of the 1990 Act, it shall be automatically converted into a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade (“arrangement”) between the Company and any person (who may or may not be a Shareholder) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant person. In these circumstances, the Ordinary Share concerned shall have the same characteristics as any other Ordinary Share in accordance with these articles save that it shall be redeemable in accordance with the arrangement. The acquisition of such Ordinary Shares in accordance with this clause (iv)(A) by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act;

(B) if an Ordinary Share is listed on a recognised stock exchange within the meaning of the 1990 Act, the provisions of clause (iv)(A) shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as an acquisition of shares pursuant to article 7, in which case the arrangement shall be so executed;

		(v)	as regards certificates:

it shall be a condition of every issuance of Ordinary Shares that, unless the Board resolves otherwise (either generally or in any particular case or cases), holders of Ordinary Shares will not be entitled to receive a share certificate in respect of any Ordinary Shares except upon request and on such other terms as the Board may in its sole discretion determine.

(c)

Subject to the Companies Acts, all or any of the rights at any time attached to any class or series of shares at any time in issue may, unless otherwise expressly provided in the terms of issue of the shares of that class or series, from time to time, be varied with the sanction of a Variation Resolution of that class or series.

(d)

The special rights conferred upon the holders of any shares or class or series of shares shall not, unless otherwise expressly provided in the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

(e)

Notwithstanding any other provision of these articles, the nominal value of the issued share capital of the Company which is not redeemable will in no event be less than one tenth of the nominal value of the total issued share capital of the Company.

(f)

The Subscriber Shares shall carry the same rights as the Ordinary Shares, save that, in addition to the provisions of article 5(b)(iv), the Subscriber Shares will be automatically converted to redeemable shares, redeemable at par at the option of the Company immediately on the issue by the Company of any Ordinary Shares, representing not less than 10% in nominal value of the issued share capital of the Company.

SHARES – ALLOTMENTS AND ISSUANCES

6.	(a)

The Company may, in accordance with the provisions of these articles issue any shares in its capital with such preferred or deferred or other special rights and privileges or such limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, redemption or otherwise as it may determine. Without prejudice to the generality of the foregoing, the Company may, subject to articles 6(c) and 6(d), issue and redeem redeemable shares and the Board is generally and unconditionally authorized to exercise all powers of the Company to do so.

(b)

Subject to the Companies Acts and the expiration dates contained in articles 6(c) and 6(d), the unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options, warrants or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine.

(c)

The Board is, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of the Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 6(c) had not expired.

(d)

The Board is hereby empowered pursuant to Sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said Section 23 for cash pursuant to the authority conferred by article 6(c) as if Section 23(1) of the 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 6(d) had not expired.

(e)

Subject to the Companies Acts and to the rights conferred on the holders of any other class or series of shares and without prejudice to the generality of article 6(b), the Board is empowered to cause Undesignated Shares to be issued from time to time as shares of one or more class or series of shares (including as Ordinary Shares) and may:

(i)

fix the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except as otherwise provided by the Board in creating such class or series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

	(ii)	determine that they are to be redeemed (the manner and terms of redemption in all cases to be set by the Board) on the happening of a specified event or on a given date;

	(iii)	determine that they may be redeemed (the manner and terms of redemption in all cases to be set by the Board) at the option of the Company;

	(iv)	determine that they may be redeemed (the manner and terms of redemption in all cases to be set by the Board) at the option of the holder;

	(v)	fix the shares with any such other preferred, deferred, qualified, special or other rights, privileges, preferences, limitations and conditions or such restrictions, whether in regard to dividend, voting, return of capital, redemption, conversion or otherwise, as the Board in its sole discretion shall determine; and

		(vi)	subject to article 5(c), vary any of the matters specified in clauses (i) through (v) of this article 6(e) in respect of any Undesignated Shares issued pursuant to this article 6.

	(f)	Without prejudice to the generality of the foregoing, the Board may make provision for the issue and allotment of shares that do not carry any voting rights.

(g)

Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is then subject and any other applicable law, the Board is authorised, from time to time, in its discretion, to grant such persons, including Directors, for such periods and upon such terms as the Board deems advisable, (i) options to purchase or subscribe for or (ii) commitments to issue at a future date, such number of shares of any class or classes or of any series as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued.

(h)

The Company may, insofar as the Companies Acts or any other applicable law permits, pay commission or brokerage fees to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Board may determine, including by paying cash or allotting and issuing Paid Up shares.

(i)

No share of the Company shall be issued unless it is Paid Up. Except as otherwise expressly provided by these articles, no Shareholder shall be liable to make any additional payment to the Company in respect of any share beyond the initial consideration agreed with the Company at or before the time of issue thereof.

COMPANY PURCHASES

7.

Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class or series of shares, pursuant to Section 211 of the 1990 Act, purchase any of its own shares, including any Redeemable Shares, whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine and without any obligation to purchase on any pro rata basis as between Shareholders or Shareholders of the same class or series (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes or series.

8.

Except only as otherwise provided in these articles, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future or partial interest or other right in any share except an absolute right to the entirety of the share in the registered holder of it. This shall not preclude the Company from requiring the Shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of (or other interest of any person in) any share.

INCREASE OF CAPITAL

9.

The Company may from time to time by Ordinary Resolution increase its authorised share capital by such sum, to be divided into shares of such nominal value, as such Ordinary Resolution shall prescribe.

10.	Any new shares shall be subject to all of the provisions of these articles with reference to lien, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

11.	(a)	The Company may from time to time by Ordinary Resolution:

		(i)	consolidate and divide all or any of its share capital into shares of larger nominal value than any of its existing shares;

		(ii)	sub-divide its shares or any of them into shares of smaller nominal value than is fixed by its memorandum of association, subject to Section 68(1)(d) of the 1963 Act; and

(iii)

cancel shares which, at the date of the passing of the relevant Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled.

(b)

Where any difficulty arises in regard to any division, consolidation, sub-division or cancellation under this article 11, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

REDUCTION OF CAPITAL

12.

Subject to the Companies Acts and to any confirmation or consent required by law or these articles, the Company may from time to time by Special Resolution authorise the reduction in any manner of its issued share capital, any capital redemption reserve fund or any share premium account.

13.

In relation to any such reduction, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class or series of shares, those shares to be affected.

CERTIFICATES

14.	(a)

Shares shall be issued in registered form. It shall be a condition of issue of every Share that no Shareholder shall, upon becoming the holder of that Share (irrespective of the class or series of Shares concerned), be entitled to a share certificate for that Share or any shares of any class or series held by him (nor, on transferring a part of his holding, to a certificate for the balance), unless otherwise provided by these articles or the terms of issue of such class or series of shares.

(b)

Share certificates, if issued, shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Acts. No fee shall be charged by the Company for issuing a share certificate. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

15.

If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

16.	(a)

All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of such shares otherwise provide, be issued under Seal. Each certificate shall be signed by a person or persons then authorized pursuant to article 93 to affix the Seal over his signature.

(b)

The Board may determine, either generally or in any particular case, that any signature on certificates for shares (or certificates or agreements or other documents evidencing the issue by the Company of awards under any share option, share incentive or other form of employee benefits plan adopted by the Company from time to time) need not be autographic but may be affixed to such certificates, agreements or other documents by some mechanical means or may be facsimiles printed on such certificates, agreements or other documents. If any person who has signed, or whose facsimile signature has been used on, any such certificate, agreement or other document ceases for any reason to hold his office or authority to sign such certificates, agreements or other documents, such certificate, agreement or other document may nevertheless be issued as though that person had not ceased to hold such office or authority to sign such certificates, agreements or other documents.

LIEN

17.

The Company shall have a first and paramount lien on every share for all debts and liabilities of any Shareholder to the Company, whether presently due or not, payable in respect of such share. The Company’s lien on a share shall extend to all dividends and other monies payable in respect thereof. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon.

18.	(a)

The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the holder of the share or the person entitled by transmission to it.

(b)

The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale. If a share, which is to be sold as provided for in this article 18, is held in uncertificated form (as such term is used in the Companies Act 1990 (Uncertificated Securities) Regulations 1996), the Board may authorise some person to do all that is necessary under the Companies Act, 1990 (Uncertificated Securities) Regulations 1996 to put such share into certificated form prior to its sale.

REGISTER OF SHAREHOLDERS

19.	(a)

The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place as may be authorised by the Board from time to time consistent with the Companies Acts.

	(b)	The Register may be closed at such times and for such periods as the Board may from time to time decide, subject to Section 121 of the 1963 Act. Except during such time as it is closed, the Register shall be open to inspection in the manner prescribed by the Companies Acts at such times as the Board may from time to time determine.

(c)

Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register, or otherwise recognized by the Company, any indication of any trust or any equitable, beneficial, contingent, future, fractional or partial interest in any share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of these articles provided that no interest will be entered in the Register unless permitted by the Companies Acts.

REGISTER OF DIRECTORS AND SECRETARY

20.

The Secretary shall maintain a register of the Directors and Secretary of the Company as required by the Companies Acts. The register of Directors and Secretary shall be open to inspection in the manner prescribed by the Companies Acts at such times as the Board may from time to time determine.

TRANSFER OF SHARES

21.

Subject to the Companies Acts, to such of the restrictions contained in these articles as may be applicable and to the terms of the issue and rights and privileges attaching to any class or series of share, any Shareholder may transfer all or any of his shares (of any class or series) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate (if any) issued in respect of the share.

22.	(a)

The instrument of transfer of a Share shall be signed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect of it. The instrument of transfer need not be signed by or on behalf of the transferee. All instruments of transfer may be retained by the Company. The foregoing provisions of this article 22(a) and the provisions of article 22(b) shall not limit the rights of the Company provided in articles 17 and 18.

(b)

Upon receipt of instructions in writing by a transferor, the instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the transferor in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class (or series) and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor in accordance with the first sentence of this article 22(b), be deemed to be a proper instrument of transfer for the purposes of Section 81 of the 1963 Act. Neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the transfer should the Board so determine.

(c)

The Company, at its absolute discretion and insofar as the Companies Acts or any other applicable law permit, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid (and the provisions of articles 17 and 18 shall apply to such lien).

(d)

Notwithstanding the provisions of these articles and subject to the Companies Acts, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. Subject to the Companies Acts, the Board shall have power to permit any class or series of shares to be held in uncertificated form (as such term is used in the Companies Act 1990 (Uncertificated Securities) Regulations 1996) and to implement any arrangements it thinks fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions of these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

(e)

Nothing in these articles shall preclude the Board from recognising the renunciation of the allotment of any share by an allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

(f)	The Board may decline to register any transfer:

(i)

if the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)

unless a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration; or

(iii) without prejudice to the foregoing, in the absolute discretion of the Board and without assigning any reason therefor, subject to any limitation on such right of the Board imposed by law.

(g)

The Board shall decline to register a transfer of Shares if it appears to the Board, whether before or after such transfer, that the effect of such transfer would be to increase the number of the Controlled Shares of any person to 10% or any higher percentage of any class of voting Shares or of the total issued Shares or of the voting power of the Company. The Board may, in its discretion, advise any person that any transfer which would increase the number of such person’s Controlled Shares to 10% or any higher percentage of any class of voting Shares or the total issued Shares or voting power of the Company may not be made and will not be recognised for any purpose and any such transfer purported to have been made to such person after receipt of such notice by such person shall be null and void.

	(h)	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under article 22(f) and articles 21 and 23.

(i)

The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than 30 days in any year except as may be required by applicable law.

23.	(a)	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

(b)

No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

24.

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint Shareholder, or the estate representative, where he or she was sole Shareholder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased Shareholder from any liability in respect of any share held by him solely or jointly with other persons. In this article, estate representative means the person to whom appropriate authority has been granted to represent or administer or otherwise manage the estate of a deceased Shareholder under the laws applicable to the estate of the deceased Shareholder or, if there is no such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this article.

25.	(a)

Subject to article 22(f), any person entitled by transmission to a share may, upon the production of such evidence as may be properly required by the Board from time to time, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of the share.

(b)

Subject to article 22(f) and article 25(c), if such person entitled by transmission to a share elects to be registered as holder of the share, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee.

(c)

All of the provisions of these articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or instrument of transfer as if the death or bankruptcy of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Shareholder.

26.

A person entitled by transmission to a share shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled to exercise any right in respect of the share in relation to meetings of the Company; provided, however, that the Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 clear days after the date such notice is given, the Board may withhold payment of any dividend, other monies payable, scrip dividend or capitalisation issue of shares or other similar benefit in respect of the share until the requirements of the notice have been complied with.

27.	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under articles 24, 25 and 26.

GENERAL MEETINGS

28.

The Board may, whenever it thinks fit (and, to the extent required by the Companies Acts, shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by Section 132 of the 1963 Act), convene a general meeting in the manner provided for in these articles and the Companies Acts.

29.

In accordance with the Companies Acts, the Board shall convene and the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Each such annual general meeting shall be held within such time period as required by Section 131 of the 1963 Act. Subject to Section 140 of the 1963 Act, all general meetings may be held outside of Ireland. All general meetings other than annual general meetings shall be called extraordinary general meetings.

30.	Each general meeting shall be held at such time and place as specified in the notice of meeting.

31.

Subject to the Companies Acts, all of the provisions of these articles (including article 44) relating to meetings and resolutions of Shareholders (other than to meetings of any separate class or series of Shareholders) shall apply mutatis mutandis to (a) any separate meeting of ordinary Shareholders and (b) any separate meeting of any other class or series of Shareholders, except as otherwise expressly provided in the terms of issue of such other class or series of shares.

NOTICE OF GENERAL MEETINGS

32.

Subject to Sections 133 and 141 of the 1963 Act, any annual general meeting and any extraordinary general meeting shall be called by at least thirty clear days’ notice. The notice of a general meeting shall specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of article 38) and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these articles to all Shareholders (other than those who, under the provisions of these articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the Auditors.

33.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class or series of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

34.

All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

35.

The chairman of the Board, if any, or, in his absence, another Director designated by the chairman of the Board shall preside as chairman at every general meeting of the Company. If neither the chairman of the Board nor such other Director designated by the chairman of the Board is present within 30 minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be chairman of the meeting. The chairman of the meeting shall take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

36.	(a)	Subject to Section 141 of the 1963 Act and the requirements of the Companies Acts, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders entitled generally to vote at general meetings who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution and if described as a special resolution shall be deemed to be a Special Resolution or a special resolution of the class, as applicable. Such resolution in writing may be signed in as many counterparts as may be necessary. This article 36 shall not apply to those matters required by the Companies Acts to be carried out in a meeting.

(b)

For the purposes of any written resolution under this article 36, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this article 36, a reference to such date.

	(c)	A resolution in writing made in accordance with this article 36 is as valid as if it had been passed by the Company in general meeting.

37.

No business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment or election of a chairman, which shall not be treated as part of the business of the meeting. Unless a higher or lower quorum is required by the Companies Acts or these articles, two or more Shareholders (or if there is only one Shareholder of the relevant class or series of Shareholders, then one Shareholder) present in person or by proxy and holding shares representing at least 50 percent of the issued shares carrying the right to vote at such meeting shall be a quorum; provided, that no quorum shall exist for the purpose of considering or passing any Special Resolution unless the Shareholder or Shareholders present in person or by proxy hold Shares representing at least two-thirds of the issued Shares carrying the right to vote at such meeting.

38.	(a)

Subject to the Companies Acts, the Board may resolve to enable persons entitled to attend a general meeting of the Company to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world and by such electronic means as the Board may from time to time approve. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the meeting in question if the chairman is satisfied that the conditions referred to in articles 38(b)(i), 38(b)(ii) and 38(b)(iii) have been met.

(b)

If it appears to the chairman of a general meeting that the place of the meeting (or any satellite meeting) specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, then the meeting nevertheless is duly constituted and its proceedings nevertheless are valid if the chairman is satisfied that adequate facilities have been made available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to:

(i)

communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities;

		(ii)	have access to all documents which are required by the Companies Acts and these articles to be made available at the meeting; and

		(iii)	participate in any poll required to vote on any resolutions of the Company;

and in that case the chairman may elect to use such adequate facilities described in the preceding sentence for the purposes of the meeting and any provision of these articles relating to meetings shall apply to any meeting so extended by the use of such facilities.

(c)

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to in articles 38(b)(i), 38(b)(ii) and 38(b)(iii), then the chairman may, without the consent of the meeting, adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

39.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company or of any class or series of Shareholders.

40.

The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company, including arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

41.	(a)	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company if:

		(i)	it is proposed by or at the direction of the Board; or

		(ii)	it is proposed at the direction of a court of competent jurisdiction;

(iii)

it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of Shareholders as is prescribed by (and such requisition in writing is made in accordance with) Section 132 of the 1963 Act; or

		(iv)	the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)

If the chairman of the meeting in his discretion rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.

42.	(a)

At any general meeting, whether or not a quorum is present, the chairman may, with the consent of the meeting, and shall if so directed by the meeting, adjourn the meeting from time to time and place to place without notice other than announcement at the meeting. Other than announcement at the meeting, notice of any adjourned meeting or of any business to be transacted at an adjourned meeting shall not be required to be given, except as provided in article 42(c) and except where expressly required by applicable law.

(b)

At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those Shareholders entitled to vote at the meeting as originally notified shall be entitled to vote at any adjournment or adjournments thereof.

	(c)	If an adjournment is for 30 days or more or for an indefinite period, a notice of the adjourned meeting shall be given in the manner specified in article 32.

VOTING

43.

Except where a greater majority is required by the Companies Acts or these articles, any question proposed for consideration at any general meeting of the Company shall be decided by an Ordinary Resolution and all resolutions put to the Shareholders will be decided on a poll.

44.	(a)

Every Shareholder owning shares conferring the right to vote present in person or by proxy at any general meeting shall have one vote (or such other number of votes as may be specified in the terms of issue of such shares or in these articles), for each such share registered in such Shareholder’s name in the Register on the date fixed pursuant to the provisions of article 106 or 107, as applicable, as the record date for the determination of Shareholders entitled to vote at such meeting, provided that if and so long as the votes conferred by the Controlled Shares of any person constitute 10% or more of the votes conferred by the issued shares of the Company, each issued share comprised in such Controlled Shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10) – 1] divided by C

Where: “T” is the aggregate number of votes conferred by all the issued shares of the Company; and “C” is the number of votes conferred by the Controlled Shares of such person.

For the purposes of this article, “person” shall include any “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act.

(b)

If, as a result of giving effect to the foregoing provisions of this article 44 or otherwise, the votes conferred by the Controlled Shares of any person would otherwise represent more than 10% of the votes conferred by all of the issued shares of the Company, the votes conferred by the Controlled Shares of such person shall be reduced in accordance with the foregoing provisions of this article 44. Such process shall be repeated until the votes conferred by the Controlled Shares of each person represent no more than 10% of the votes conferred by all of the issued shares of the Company.

(c)

Notwithstanding the foregoing provisions of this article 44, after having applied the provisions thereof as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the Controlled Shares of any person that it considers fair and reasonable in all the circumstances to ensure that such votes represent less than 10% of the aggregate voting power of the votes conferred by all of the issued shares of the Company.

45.

The Board may, before any meeting of Shareholders, determine the time set for a poll, the manner in which any poll is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters shall be determined by the chairman of the meeting. A person appointed to act as a scrutineer need not be a Shareholder.

46.	Votes may be cast on the poll either personally or by proxy. A person entitled to more than one vote need not use all of his votes or cast all of the votes he uses in the same way.

47.	The result of a poll shall, subject to any provisions of these articles or applicable law relating to approval thresholds, be deemed to be the resolution of the meeting.

48.	In the case of an equality of votes at a meeting, the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

49.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Joint holders of more than one share shall, subject to any terms determined by the Board and subject to article 22(f), be entitled to split the holdings into several holdings with their names in different orders so as to enable one or more joint holders to attend and vote.

50.

Subject to article 51, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Ireland (or elsewhere having jurisdiction) for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his legal guardian, receiver, committee or other person in the nature of a legal guardian, receiver, committee or other person appointed by such court, and such legal guardian, receiver, committee or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of meetings of Shareholders.

51.

Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under article 50 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

52.

No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is given or tendered. Any objection so raised shall be referred to the chairman of the meeting, whose decision shall be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid. Notwithstanding the foregoing, however, if the chairman of the meeting considers that such action is necessary to determine accurately the vote count, the chairman may, in his discretion, whether or not an objection has been raised, defer until after the conclusion of the meeting a decision as to the proper application of article 44 to any vote at such meeting. If the decision has been so deferred, then the chairman of the meeting or, if the decision has not been reached within 90 days of the meeting, the Board, shall make the decision and the decision shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

53.	(a)

A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any meeting of Shareholders (including an adjourned meeting). A proxy need not be a Shareholder.

(b)

A Shareholder that is a corporation may appoint any individual (or two or more individuals in the alternative) as its representative to represent it and vote on its behalf at any meeting of Shareholders (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were a Shareholder who is an individual.

(c)

A Shareholder that is a corporation may appoint more than one such representative (with or without appointing any persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

(d)

The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated in the instrument of appointment, be valid for any adjournment of the meeting.

54.

A Shareholder may appoint a standing proxy, with or without the power of substitution, or (if a corporation) a standing representative (with or without appointing any persons in the alternative) by delivery to the Registered Office (or at such other place as the Board may from time to time specify for such purpose) of evidence of such appointment. The appointment of such a standing proxy or representative shall be valid for every meeting of Shareholders and adjourned meeting until such time as it is revoked by notice to the Company, but:

(a)

the appointment of a standing proxy or representative may be made on an irrevocable basis in which case the Company may recognise the vote of the proxy or representative given in accordance with the terms of the appointment, to the exclusion of the vote of the Shareholder, until such time as the appointment ceases to be effective in accordance with its terms;

(b)

notwithstanding article 54(a), the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting (or any poll taken subsequently to any meeting with respect to business on the agenda for such meeting) at which (i) the Shareholder is present in person and votes or (ii) in respect of which the Shareholder has specifically appointed another proxy or representative in respect of the same shares, which proxy or representative is present in person and votes in respect of such shares; and

(c)

the Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any standing proxy or representative and, if it does so, the appointment of the standing proxy or representative shall be deemed to be suspended until such time as the Board determines that it has received the required evidence or other evidence satisfactory to it.

55.	(a)

A proxy may be appointed by an instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointor or of his attorney or agent authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve.

(b)

The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall, subject to the following provisions of this article 55(b), be deposited at such place or address as is specified for that purpose in the notice convening the meeting, before the time appointed for the taking of the relevant poll and, in default, the instrument of proxy shall not be treated as valid. Where the instrument appointing a proxy is in electronic form, it may be so received where an address has been specified by the Company for that purpose: (i) in the notice convening the meeting; (ii) in any form of appointment of proxy sent out by the Company in relation to the meeting; or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting.

(c)

If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All of the provisions of these articles relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

56.

A vote given by proxy or a representative, whether a standing proxy or a representative or proxy or representative relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal (in the case of a proxy), or revocation of the appointment of the proxy or representative or of the authority under which it was executed unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies and representatives in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) before the commencement of the meeting or adjourned meeting at which the vote is given.

57.

Without limiting the foregoing, the Board may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Board may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Board may treat any such telephonic, electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Shareholder.

58.

Subject to the Companies Acts, the Board may also at its discretion waive any of the provisions of these articles relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a representative or any ancillary matter (including any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any meeting of Shareholders.

APPOINTMENT OF DIRECTORS

59.	(a)

The Board shall be divided into three classes. There is no distinction in the voting or other powers and authorities of Directors of different classes. All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors, but each class shall consist as nearly as possible of one-third of the total number of Directors constituting the Board. The resolution appointing any Director must designate the Director as a class I, class II or class III Director.

(b)

Upon the resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising and shall, for the purposes of these articles, constitute a member of the class of Directors represented by the person that he replaces.

60.	(a)

Each class I Director shall (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2011 and subsequently shall (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class I Directors together were last appointed or re-appointed.

(b)

Each class II Director shall (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2012 and subsequently shall (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class II Directors together were last appointed or re-appointed.

(c)

Each class III Director shall (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2013 and subsequently shall (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class III Directors were last appointed or re-appointed.

	(d)	Any Director whose term of office is expiring at an annual general meeting will be eligible for re-appointment and will in any case retain office until the close of that meeting.

61.	(a)	No person shall be appointed a Director, unless nominated in accordance with the provisions of this article 61. Nominations of persons for appointment as Directors may be made:

(i)	by the Board;

(ii)

with respect to election at an annual general meeting, by any Shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company, who is a Shareholder at the time of the giving of the notice provided for in article 61(b) and at the time of the relevant annual general meeting, and who timely complies with the notice procedures set forth in this article 61;

(iii)

with respect to election at an extraordinary general meeting requisitioned in accordance with Section 132 of the 1963 Act, by a Shareholder or Shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with article 28 and in compliance with the other provisions of these articles and the Companies Acts relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting; and

(iv)

by holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue

(clauses (ii), (iii) and (iv) being the exclusive means for a Shareholder to make nominations of persons for election to the Board).

(b)

Any Shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company may nominate a person or persons for election as Director at an annual general meeting only if (in addition to the requirements of article 61(a)(ii)) written notice of such Shareholder’s intent to make such nomination is given in accordance with the procedures set forth in this article 61, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company at the address of the Secretary (x) until a notice of the Company’s 2011 annual general meeting has been sent to Shareholders, specified in the proxy statement sent to shareholders of XL Capital Ltd with respect to its 2010 annual general meeting and (y) thereafter, specified in the notice of an annual general meeting or accompanying proxy statement last sent to Shareholders prior to the delivery of such Shareholder’s written notice of nomination (or, if no such address was specified, at the Registered Office) not later than the close of business not less than 90 and not more than 120 clear days prior to the one-year anniversary date of the immediately preceding annual general meeting (or, in the case of the 2011 annual general meeting, of the 2010 annual general meeting of XL Capital Ltd), provided, however, that if the date of the annual general meeting is more than 30 clear days before or after the anniversary date of the immediately preceding annual general meeting (or, in the case of the 2011 annual general meeting, of the 2010 annual general meeting of XL Capital Ltd), such notice of nomination shall be given not later than the later of (i) the close of business 30 clear days prior to the date of such annual general meeting or (ii) the close of business on the day that is 10 clear days after the first public announcement of the date of such annual general meeting. In no event shall any adjournment of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(c)

Each notice of a Shareholder’s intent to make a nomination delivered pursuant to article 61(b) and each requisition in writing delivered pursuant to article 28 that sets forth a notice of a Shareholder’s or Shareholders’ intent to nominate one or more persons for election as a Director shall, in each case, set forth:

(i)

as to the Shareholder or Shareholders giving notice and each beneficial owner, if different, on whose behalf the nomination is made, (A) the name and address of each such Shareholder and each such beneficial owner, (B) the class or series and number of Shares of which each such Shareholder and each such beneficial owner, respectively (and their respective Affiliates, naming such Affiliates), is, directly or indirectly, the registered or beneficial owner as of the date of such notice or requisition in writing, (C) a description of the material terms of any Covered Arrangement to which each such Shareholder and each such beneficial owner, and their respective Affiliates, directly or indirectly, is a party as of the date of such notice or such requisition in writing, (D) any other information relating to each such Shareholder and each such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not any such Shareholder or beneficial owner intends to solicit proxies) (the disclosures to be made pursuant to the foregoing clauses (i)(B), (i)(C) and (i)(D), the “Shareholder Disclosable Interests”), and (E) a representation that each such Shareholder is a registered holder of Shares entitled to vote at the relevant meeting of Shareholders and intends to appear in person or by proxy at the relevant meeting to nominate the person or persons specified in the notice or requisition in writing; provided, however, that “Shareholder Disclosable Interests” shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is giving such notice solely as a result of being the Shareholder directed to prepare and submit the notice required by this article 61 on behalf of one or more beneficial owners;

(ii)

a description of all arrangements or understandings between each such Shareholder and each such beneficial owner, and their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder or Shareholders;

(iii)

as to each person whom the Shareholder or Shareholders propose to nominate for election as a Director, (A) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not the Shareholder or Shareholders intend to solicit proxies), (B) a description of the material terms of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party as of the date of such notice or requisition in writing, and (C) the written consent of each nominee to being named in the notice or requisition in writing as a nominee and to serving as a Director if so elected; and

(iv)

an undertaking by each such Shareholder and each such beneficial owner to (A) notify the Company in writing of any changes in the information provided in such notice or requisition in writing pursuant to clauses (i), (ii) and (iii) above as of the record date for determining Shareholders entitled to vote at the relevant meeting of Shareholders promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) deliver to the Company an updated notification of such information thereafter within two business days of any change in such information and, in any event, within five hours after the close of business (at the location at which the meeting is to take place) on the business day preceding the meeting date updated as of such close of business.

(d)

No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in these articles. Except as otherwise provided by law, the Board or the chairman of any meeting of Shareholders to elect Directors may determine in good faith that a nomination was not made in compliance with the procedures set forth in the foregoing provisions of this article 61; and if the Board or the chairman of the meeting should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these articles to the contrary, unless otherwise required by law, if a Shareholder intending to make a nomination at a meeting of Shareholders in accordance with this article 61 does not timely appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that appointments of proxy in respect of such nomination may have been received by the Company or any other person.

(e)

Notwithstanding the foregoing provisions of this article 61, any Shareholder or Shareholders intending to make a nomination at a meeting of Shareholders in accordance with this article 61, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these articles; provided, however, that any references in these articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (ii) or clause (iii) of article 61(a).

(f)

Nothing in this article 61 shall be deemed to affect any rights of the holders of any class or series of shares to elect or appoint Directors pursuant to any applicable terms of issue of any such shares.

62.

The number of Directors shall (subject to automatic increases to accommodate the exercise of the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series) not be less than 3 nor more than 13. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the fixed minimum number, the remaining Director or Directors shall appoint, as soon as practicable, an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment.

63.	(a)

Subject to articles 61 and 62, and subject to the rights of any holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, Directors shall be individuals appointed as follows:

(i)

by Shareholders by Ordinary Resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose in accordance with the other provisions of these articles;

		(ii)	by the Board in accordance with the last sentence of article 62 and in accordance with article 83; or

(iii)

so long as there are in office a sufficient number of Directors to constitute a quorum of the Board in accordance with article 82, the Directors shall have the power at any time and from time to time to appoint any person to be a Director, either to fill a vacancy in the Board or as an addition to the existing Directors, but so that the total number of Directors shall not any time exceed the maximum number provided for in these articles.

(b)

If at any meeting of Shareholders (or on a subsequent poll with respect to business on the agenda for such meeting) resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed in accordance with these articles being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting (or on a subsequent poll with respect to business on the agenda for such meeting) the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that this article shall not limit the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this article 63(b) will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

(c)

A Director appointed by the Board under 63(a)(ii) or 63(a)(iii) (unless he is removed from office or his office is vacated in accordance with these articles) will hold office until his term of office expires under article 60(a), 60(b) or 60(c) as relevant.

(d)	Directors are not entitled to appoint alternate directors.

(e)	A Director shall not require a share qualification.

RESIGNATION, REMOVAL AND DISQUALIFICATION OF DIRECTORS

64.	The office of a Director shall be vacated:

(a)

if he resigns his office, on the date on which notice of his resignation is delivered to the Secretary at the principal executive offices of the Company or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

	(b)	on his being prohibited by law from being a Director; or

	(c)	on his ceasing to be a Director by virtue of any provision of the Companies Acts.

65.

The Company may, in accordance with Section 182 of the 1963 Act, remove any Director before the expiration of his term of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

DIRECTORS’ REMUNERATION AND EXPENSES

66.

Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

67.

The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

DIRECTORS’ INTERESTS

68.	(a)	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of Section 194 of the 1963 Act.

(b)

A Director may vote in respect of any contract or proposed contract in which he has declared his interest in accordance with article 68(a) and will be counted in the quorum at any meeting on which any such vote is proposed.

69.	(a)

A Director of the Company may be or become a director or other officer of, or otherwise interested in, any corporation promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other corporation unless the Company otherwise directs.

(b)

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

(c)

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; but nothing herein contained shall authorise a director or his firm to act as Auditor.

POWERS OF THE BOARD

70.

Subject to the provisions of the Companies Acts and these articles, the Board shall manage the business and affairs of the Company and may exercise all of the powers of the Company as are not required by the Companies Acts or by these articles to be exercised by the Company in general meeting. No alteration of these articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this article shall not be limited by any special power given to the Board by these articles and, except as otherwise expressly provided in these articles, a meeting of the Board at which a quorum is present shall be competent to exercise all of the powers, authorities and discretions vested in or exercisable by the Board.

71.

The Board may exercise all of the powers of the Company to borrow or raise money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to Part III of the 1983 Act, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

72.	The Company may exercise the powers conferred by Section 41 of the 1963 Act with regard to having an official seal for use abroad and such powers shall be vested in the Board.

73.

All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

74.

The Board may exercise all of the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any Group Company or Affiliate or otherwise associated with any of them or a predecessor in business of the Company or of any such other corporation, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

75.

The Board may cause the voting power conferred by the shares in any other corporation or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other corporation or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other corporation or person.

DELEGATION OF THE BOARD’S POWERS

76.

The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

77.

The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the provisions contained in article 78 shall be without prejudice to the general powers conferred by this article.

78.	(a)

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations or limitations that may be imposed on it by the Board. The power to delegate to a committee extends to all of the powers, authorities and discretions of the Board generally

(including those conferred by article 71) and shall not be limited by the fact that in certain provisions of these articles, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

(b)

The meetings and proceedings of any committee of the Board consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two members.

PROCEEDINGS OF THE BOARD
79.

The Board may meet to conduct business, adjourn and otherwise regulate its meetings (including notice thereof) as it thinks fit. Except where a greater majority is required by these articles, questions arising at any meeting shall be determined by a majority of the votes cast at a meeting at which there is a quorum. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

80.

A meeting of the Board may at any time be summoned by the chairman of the Board or by the chief executive officer, if he is a Director. The Secretary or any Assistant Secretary shall also summon a meeting of the Board on the requisition of a Director. Such meeting of the Board shall be summoned in such manner and with such prior notice as the Board may from time to time determine (including as to the manner of giving notice), which notice shall set forth the general nature of the business to be considered, unless notice is waived in accordance with the following article.

81.

A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question. A Director in attendance at a meeting shall be deemed to have waived notice of such meeting. The provisions of article 33 shall apply mutatis mutandis with respect to notices of meetings of Directors.

82.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be one-third of the Directors currently in office.

83.

The continuing Directors may act notwithstanding any vacancy in the Board, but if and so long as their number is reduced below the number fixed by or pursuant to article 82 as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

84.

At any meeting of the Board, the chairman of the Board shall preside or, in his absence, any Director holding the position of chief executive officer. However, if no chairman of the Board or Director holding the position of chief executive officer is present at the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

85.

A resolution in writing (in one or more counterparts), signed at the relevant time by all of the Directors then in office or all of the members of a committee of Directors then in office shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

86.

A meeting of the Board or any committee thereof may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting is physically present together or, if there is no such group, where the chairman of the meeting then is.

87.

All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS AND EXECUTIVES

88.	(a)

The Board may elect a chairman of the Board and determine the period for which he is to hold office and may appoint any person (whether or not a Director) to fill the position of chief executive officer (who may be the same person as the chairman of the Board). The chairman of the Board shall vacate that office if he vacates his office as a Director (otherwise than by the expiration of his term of office at a general meeting of the Company at which he is re-appointed).

(b)

The Board may from time to time appoint one or more of its body to hold any office or position with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company that may be involved in such revocation or termination or otherwise. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may determine.

(c)

In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.

(d)

Any person elected or appointed pursuant to this article 88 shall hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

(e)

Except as provided in the Companies Acts or these articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this article 88 shall be such as are determined from time to time by the Board.

(f)

The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Companies Acts.

MINUTES

89.	(a)

The Board shall cause minutes to be made and books kept for the purpose of recording all of the proceedings and attendance at meetings of the Board and of any committee of the Board and at meetings of the Shareholders and of any class or series of Shareholders of the Company.

(b)

Subject to the requirements of the Companies Acts, the Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the minutes of meetings of the Shareholders and of any class or series of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) shall be open to the inspection of Shareholders not being Directors and no Shareholder (who is not a Director) shall have any right to inspect any account or book or document of the Company except as conferred by applicable law or authorised by the Board or, in a general meeting, by the Company.

SECRETARY

90.

The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board. Any revocation or variation of such position shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation or otherwise.

91.	The duties of the Secretary shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case,

shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Shareholders and the Board of the Company, and committees, and the authentication of records of the Company.

92.

A provision of the Companies Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

93.	(a)

The Company, in accordance with article 72, may have for use in any territory outside Ireland one or more additional Seals, each of which shall be a duplicate of the Seal with or without the addition on its face of the name of one or more territories, districts or places where it is to be used and a securities seal as provided for in the Companies (Amendment) Act 1977.

(b)

Any Authorized Person may affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated or executed under Seal. Subject to the Companies Acts, any instrument to which a Seal is affixed shall be signed by one Authorized Person. As used in this article 93(b), “Authorized Person” means (i) any Director, the Secretary or any Assistant Secretary, and (ii) any other person authorized for such purpose by the Board from time to time (whether, in the case of this clause (ii), identified individually or collectively and whether identified by name, title, function or such other criteria as the Board may determine).

DIVIDENDS AND OTHER PAYMENTS

94.	(a)	The Board may from time to time declare and pay such dividends to the Shareholders as appear to the Directors to be justified by the profits of the Company.

	(b)	The Board may declare and pay dividends in any currency that the Board in its discretion shall choose.

95.	Except insofar as the terms of issue of any shares otherwise provide, all shares outstanding on the record date for a dividend shall rank equally for such dividend.

96.

The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company in respect of shares of the Company.

97.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

98.	(a)

Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, wire transfer or other means approved by the Board and, in the case of a cheque, may be sent through the post addressed to the holder at his address in the

Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register).

(b)

Every such cheque or wire transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or wire transfer by the bank on which it is drawn or from which it is transferred (as the case may be) shall constitute a good discharge to the Company.

(c)

In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

	(d)	Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

99.	(a)

If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

(b)

Subject to any applicable abandoned property, escheat or similar laws, any dividend or other distribution in respect of a share which is unclaimed for a period of 6 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

100.

The Board may, insofar as the Companies Acts permit, direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly Paid Up shares or other securities of any other corporation; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders on the basis of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

101.

The Board may, before declaring any dividend or other distribution, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board lawfully determines. The Board may also without placing the same to reserves carry forward any sums that it may think it prudent not to distribute.

CAPITALISATION OF RESERVES

102.	(a)

Upon the recommendation of the Board, the Company may, by Ordinary Resolution, authorize the Board to cause any sum then standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account to be capitalised and applied on behalf of the Shareholders who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for then unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so however, that the only purpose for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by Sections 62 and 64 of the 1963 Act.

(b)

Upon the recommendation of the Board, the Company may, by Ordinary Resolution, authorize the Board to capitalise any part of the amount then standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those Shareholders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Board shall give effect to such resolution.

103.

Whenever an Ordinary Resolution is passed in pursuance of article 102, the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision as it shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the Shareholders otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all of the Shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Shareholders.

104.	(a)

Whenever a capitalisation issue of shares is authorized under article 102, the Board may, subject to the rights attached to any particular class or series of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this article 104.

(b)

The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

	(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

(d)

Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may, to the extent permitted by the Companies Acts, be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines. To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

(e)

The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

(f)

The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency or currencies other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

105.	(a)

The Board may, subject to the rights attached to any particular class or series of shares, offer any Shareholder the right to elect to receive further shares, credited as paid up, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this article 105.

(b)

The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the nominal value of a share.

	(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(d)

The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate nominal value of, nor more than the aggregate “value” (as determined under article 105(b)) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

(e)

The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

(f)

The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article 105, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned).

(g)

The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article 105 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

RECORD DATES

106.	(a)

The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board.

(b)

The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of the Shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 90 calendar days prior to such payment, allotment or other action.

107.

If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of the Shareholders for the purpose of any other such lawful action, the date on which notice of the meeting is issued or the date on which the resolution of the Board declaring such dividend or approving any other such lawful action is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this article, such determination shall apply to any adjournment thereof.

UNTRACED SHAREHOLDERS

108.	(a)

The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

		(i)	during a period of six years no dividend in respect of those shares has been claimed and at least three cash dividends have become payable on the shares in question;

(ii)

on or after expiry of that period of six years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these articles and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

		(iii)	during that period of six years and the period of three months following the publication of such advertisement the Company has not received any communication from such Shareholder or person entitled by transmission; and

(iv) if so required by the rules of any securities exchange upon which the shares in question are then listed, notice has been given to that exchange of the Company’s intention to make such sale.

(b)

The Company’s power of sale shall extend to any share which, on or before the date or first date on which any advertisement referred to in clause (ii) of article 108(a) appears, is issued (by way of bonus or otherwise) in respect of a share to which article 108(c) applies.

(c)

To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount (and, provided that the Company shall have complied with this article 108 and any applicable abandoned property, escheat or similar laws, the Company shall have no other liability to any person). No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

SERVICE OF NOTICES AND OTHER DOCUMENTS

109.

Any notice or other document may be sent to, served on or delivered to any Shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by any other means permitted under applicable law. Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice.

110.	Any notice or other document shall be deemed to have been served or delivered:

	(a)	if given by facsimile, 24 hours after the time such facsimile is transmitted and the appropriate confirmation is received

	(b)	if mailed, 24 hours after deposited in the mail, in a postage-prepaid letter addressed to the Shareholder at his address as it appears in the Register;

	(c)	if sent by email or other electronic transmission, 24 hours after such email or other electronic submission is transmitted; or

(d)

if published as an electronic record on a website, 24 hours after the time that the notice or other document is published on the website, provided the Shareholder has previously consented to receipt of notice by means of such delivery as provided in article 113 or otherwise; and

	(e)	if given by any other means, when delivered at the applicable address;

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post, except in respect of electronic means of service where the record of the Company’s or its agent’s system shall be deemed to be the definitive record of delivery.

111.

For purposes of these articles and the 1963 Act, a document shall be deemed to have been sent to a Shareholder if a notice is given, served, sent or delivered to the Shareholder in accordance with article 109 and the notice specifies the website or hyperlink or other electronic link at or through which the Shareholder may obtain a copy of the relevant document.

112.

Any notice of a general meeting of the Company shall be deemed to be duly given to a shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch.

113.

Any requirement in these articles for the consent of a Shareholder in regard to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and auditors’ reports thereon, shall be deemed to have been satisfied where the Company has sent written notice to the Shareholder informing him of its intention to use electronic communications for such purposes and the Shareholder has not, within four weeks of the issue of such notice, served an objection in writing to the Company to such proposal. Where a Shareholder has given, or is deemed to have given, his consent to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in written form; provided, however, that such revocation shall not take effect until 5 days after written notice of the revocation is received at the Registered Office (or at such other place as may be specified by the Board from time to time).

114.

In the case of joint holders of a Share, service or delivery of any notice or other document on or to the joint holder first named on the Register shall for all purposes be deemed as sufficient service on or delivery to all of the joint holders.

115.

Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these articles shall, notwithstanding that such shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

116.

In the case of a person entitled by transmission to a share whose entitlement has been noted in the Register, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. A notice may be given by the Company to any other person entitled by transmission to a share by sending it through the post in a prepaid letter addressed to such person by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

117.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

SHAREHOLDER RIGHTS PLAN

118.

Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all shareholders will have rights to acquire Shares or interests in Shares at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.

WINDING UP

119.	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required under applicable law:

(a)

divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes or series of Shareholders (without prejudice to the rights attaching to any class or series of shares by virtue of these articles or the terms of issue of any such shares); and

(b)

vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

120.	In case of a sale by the liquidator under Section 260 of the 1963 Act, the liquidator may by the contract of sale agree to bind all of the Shareholders for the allotment to the

Shareholders direct of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract set a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Shareholders conferred by the said Section.

121.

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another corporation, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNIFICATION

122.	(a)

Subject to articles 122(g) and 122(h), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person (i) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of such employee benefit plan, and (ii) with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful.

(b)

Subject to articles 122(g) and 122(h), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees) actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company, and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable for willful neglect or willful default in the performance of his or her duty to the Company or to such employee benefit plan unless and only to the extent that the Irish High Court or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)

Subject to articles 122(g) and 122(h), to the extent that an Indemnified Person shall be successful on the merits or otherwise in defense, of any action, suit or proceeding referred to in articles 122(a) and 122(b) above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection therewith.

(d)

Any indemnification under articles 122(a) and 122(b) above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in articles 122(a) and 122(b). Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested Directors so directs), by independent legal counsel in a written opinion, or (iii) by the Shareholders entitled to vote at general meetings of the Company.

(e)

The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees or agents of the Company, or any Group Company or of any other corporation or employee benefit plan in which the Company or any Group Company has any direct or indirect interest, including insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other corporation.

(f)

Subject to articles 122(g) and 122(h), expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the manner provided in article 122(d), upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this article 122.

(g)

The provisions for indemnity contained in these articles shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render them void pursuant to the Companies Acts.

(h)

The rights to indemnification and reimbursement of expenses provided by these articles are in addition to (i) any other rights to which a person may be entitled, including any other rights under these articles, under any other applicable bye-laws or articles of any other corporation, under any agreement, under any insurance purchased by the Company or any Group Company, pursuant to any vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, both as to action in his or her official capacity while holding such office and as to action in another capacity while holding such office, and (ii) the power of the Company to indemnify or otherwise make payments (without prior commitment upon the authorization of the Board) of the type contemplated by this article 122 in respect of any person who is or was an employee, office holder or director of the Company or of another corporation, any joint venture, trust or other enterprise which he is serving or has served at the request of the Company. The indemnification provided by this article shall continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of his heirs, executors and administrators.

(i)

In this article 122, the term “Indemnified Person” means any officer of the Company (including any Director or Secretary) or any other person appointed pursuant to article 88, any member of a committee constituted under article 78, any person acting as an office holder of the Company, any person holding any other executive or official position of the Company, any employee or agent of the Company, and any person serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Group Company. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved.

(j)

To the fullest extent permitted under Irish law, no Director, officer of the Company or other person appointed pursuant to article 88 (each, a “Covered Person”) shall be liable or answerable for the acts, receipts, neglects, or defaults of any other Covered Person or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage, or misfortune whatever which shall happen in or about the execution of the duties of his or her office or other position with the Company or in relation thereto, unless the same happen through his or her own willful neglect or willful default.

ALTERATION OF ARTICLES

123.	The Company may by Special Resolution amend or alter these articles of association.